Exhibit 10.1

SECOND MODIFICATION OF LEASE

This Second Modification of Lease (the “Second Modification”) is made and entered into as of the 30th day of November, 2007 between BRC PROPERTIES, INC., an Ohio corporation (“Landlord”) and DOMINION HOMES, INC., an Ohio corporation (“Tenant”).

WHEREAS, a certain Lease (the “Lease”) was executed July 21, 2003, by and between Landlord and Tenant, pursuant to which Tenant leased 35,000 gross square feet of office space, being all of the building currently identified as 5000 Tuttle Crossing Blvd., Dublin, Ohio (the “Leased Premises”);

WHEREAS, the Lease was amended October 31, 2003 to reflect a change of address for the Leased Premises and to change the expiration date of the Lease from September 30, 2018 to October 31, 2018;

WHEREAS, Landlord and Tenant mutually desire to further amend the Lease to include an Early Termination Option for Tenant;

NOW THEREFORE, for good and valuable consideration, the sufficiency of which hereby is acknowledged, Landlord and Tenant agree to amend the Lease to add the following Early Termination Option:

Early Termination Option

Tenant shall have an option to terminate the Lease effective at any time on or after December 1, 2007. Tenant may exercise its option by giving written notice to Landlord specifying the date the Lease shall terminate (the “Termination Date”), provided that the Termination Date shall be no sooner than thirty (30) days after the date of Tenant’s notice. On or before the 15th day prior to the Termination Date, Tenant shall pay to Landlord: (i) an early termination fee in the amount of Three Hundred Eighty-Five Thousand Dollars ($385,000.00); and (ii) Fixed Rent and any other charges due and payable under the Lease through the Termination Date. In the event Tenant validly exercises its early termination option, Tenant waives its right to reimbursement for insurance premiums and real estate taxes to the extent paid in advance by Tenant. Tenant shall vacate the Leased Premises on or before the Termination Date; shall leave the Leased Premises in broom-clean condition; and shall surrender the Leased Premises to Landlord free of Tenant’s personal property in accordance with, and subject to the terms of, Section 22 of the Lease. Tenant shall remain liable for, and shall indemnify Landlord against, any loss, damage, claim or liability arising under the Lease with respect to matters occurring on or before the Termination Date.

Except as modified above, the Lease shall remain in full force and effect as originally written. Any ambiguity or inconsistency between the terms and provisions of the Lease and prior amendment thereto, and the terms and provisions of this Second Modification, shall be resolved in favor of this Second Modification.

IN WITNESS WHEREOF, Landlord and Tenant have signed this Second Modification as of the date and year set forth above.

Landlord:
BRC Properties Inc., an Ohio corporation

By:	/s/ Terry E. George
Name:	Terry E. George
Its:	Vice President

Tenant:
Dominion Homes, Inc., an Ohio corporation

By:	/s/ William G. Cornely
Name:	William G. Cornely
Its:	Executive Vice President

STATE OF OHIO

COUNTY OF FRANKLIN, ss:

On this 30th day of November, 2007, before me a Notary Public personally appeared Terry E. George, the Vice President of BRC Properties, Inc., an Ohio corporation, and acknowledged that he did sign the foregoing instrument, and that the same is his free act and deed and the free act and deed of the corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the date and year aforesaid.

/s/ Kathy Kellenbarger
Notary Public

STATE OF OHIO

COUNTY OF FRANKLIN, ss:

On this 30th day of November, 2007, before me a Notary Public personally appeared William G. Cornely, the Executive Vice President of Dominion Homes, Inc., an Ohio corporation, and acknowledged that he did sign the foregoing instrument, and that the same is his free act and deed and the free act and deed of the corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the date and year aforesaid.

/s/ Kathy Kellenbarger
Notary Public